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                                                                   EXHIBIT 10.24

                              REPURCHASE AGREEMENT
                              --------------------


          THIS REPURCHASE AGREEMENT is entered into as of May 30, 1996 between
E. David Corvese ("Corvese") and John H. Klein ("Klein").

          WHEREAS, Corvese has granted to Klein an option (the "Option") to purchase 1,860,000 shares (the "Option Shares") of common stock of MIM Corporation ("MIM") pursuant to a Stock Option Agreement dated as of the date hereof (the "Option Agreement"), which grant was expressly conditioned upon Klein entering into this Repurchase Agreement; and

          WHEREAS, Klein and Corvese desire to set forth in this Agreement the terms and conditions under which a certain option of Corvese to repurchase Option Shares purchased by John Klein under the Option may be exercised.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

          SECTION 1.   Repurchase Option.  (a) For a period of three (3) months
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commencing seven (7) months after the occurrence of an event specified in
Section 4(b)(i), 4(b)(ii), 4(b)(iii) or 4(b)(iv) of the Option Agreement (the "Triggering Event"), Corvese shall have, subject to Sections 1(b) and 4(b) hereof, the right and option to repurchase all or part of the Option Shares purchased by Klein under the Option (the "Repurchase Option") for a purchase price of $.10 per share, exercisable by written notice thereof to Klein (the "Exercise Notice") within such three (3) month period.

          (b) Notwithstanding anything to the contrary contained in this Section 1, if MIM obtains the level of annual consolidated net income (determined in accordance with generally accepted accounting principles consistently applied from year to year, and after taxes and extraordinary charges) set forth below in any one fiscal year (and not on a cumulative basis), then the corresponding number of Option Shares shall not be subject to the Repurchase Option:
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                                       Number of Option Shares/1/
                             ----------------------------------------------
      MIM Net Income          Not Subject to                 Subject to
 Obtained in a Fiscal Year   Repurchase Option            Repurchase Option
- ---------------------------  ----------------------------------------------

        $ 5 million                 620,000                 1,240,000
        $10 million               1,240,000                   620,000
        $15 million               1,860,000                         0

          SECTION 2.  Closing.  Corvese shall set forth in the Exercise Notice
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the date and time of closing for the purchase pursuant to the exercise of the
Repurchase Option, which date shall be at least five but not more than fifteen days after said notice. The closing of the purchase of Option Shares by Corvese pursuant to the Repurchase Option shall take place at Corvese's principal office, which is presently located at The Lily Pads Professional Center, P.O. Box 3689, 25 North Road, Peace Dale, Rhode Island 02883. At such closing, Corvese shall deliver cash or a bank or cashier's check in the appropriate amount to the Klein against delivery of certificates representing the Option Shares so purchased, duly endorsed for transfer upon exercise of the Repurchase Option, Klein shall deliver to Corvese good title to the Option Shares so purchased, free and clear of any and all security interests, claims, liens or encumbrances.

          SECTION 3.  Restrictions on Transfer of Option Shares.  Except as
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otherwise provided in the last sentence of this Section 3, Klein agrees that for a period of six (6) years following the date hereof, he shall not sell, offer for sale, contract to sell or otherwise dispose of or transfer or encumber any Option Shares purchased upon exercise of the Option (herein a "transfer"). Notwithstanding anything to the contrary in this Section 3, Klein may transfer without regard to the foregoing restrictions (a) the number of Option Shares that are not subject to the Repurchase Option as provided in Section 1(b) above and (b) all of the Option Shares upon and at the effective time of an event specified in Section 4(b) hereof.

          SECTION 4.  Adjustments and Certain Termination Events.  (a) The
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number and kind of securities purchasable upon exercise of the Repurchase Option
(as well as the exercise price per share) shall be equitably adjusted to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of MIM occurring subsequent to the date hereof; provided, however, that in no event shall Corvese be entitled to receive upon exercise of the Repurchase Option any dividends or distributions which may have been actually made or paid on the Option Shares prior to the date of exercise of the Repurchase Option.

  /1/For example, if MIM's net income for 1996 and 1997 was $12 million and $4 million, respectively, then 1,240,000 Option Shares would no longer be subject to the Repurchase Option as of the end of 1996 and no additional Option Shares would be released from the Repurchase Option at the end of 1997 since MIM's net income for that year was not $5 million or greater.

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          (b) In the event of the merger or consolidation of MIM with, or the sale or other disposition, directly or indirectly, of substantially all of the business and assets of MIM on a consolidated basis to, an "Unrelated Third-Party" (i.e., a party who is not an affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, of MIM), the Repurchase Option shall terminate at the effective time of such merger, consolidation or sale.

          SECTION 5.  Legends.  Upon an exercise of the Option and for so long
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as the Option Shares so purchased remain subject to the transfer restrictions set forth in Section 3 hereof, the certificates of common stock of MIM representing such Option Shares shall bear legends substantially as follows:

          "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON THE TRANSFER THEREOF SET FORTH IN A REPURCHASE AGREEMENT BETWEEN E. DAVID CORVESE AND JOHN H. KLEIN."

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW."

          Corvese and Klein shall cause MIM to instruct its transfer agent to place an appropriate notice on its books and records with respect to the restrictions contained in this Agreement.

          SECTION 6.  Notices.  All notices or other communications permitted or
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required under this Option shall be in writing and shall be sufficiently given if and when hand delivered or shall be deemed to be sufficiently given on the date shown on the receipt or confirmation therefor if and when sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, if to Corvese, at the address specified in Section 2 hereof, and if to Optionee, at the address set forth after his name on the signature page hereof, or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others.
If Klein's principal office address set forth on the signature page hereof changes at any time, Klein shall give written notice thereof to Corvese setting forth the new address for which notice shall be given upon exercise of the Option in accordance with this Agreement.

          SECTION 7.  Successors and Assigns.  This Agreement shall bind and
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inure to the benefit of the parties hereto and the successors and assigns of
Corvese and Klein.

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          SECTION 8.  Governing Law.  The validity, interpretation and
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performance of this Agreement shall be governed by the law of the State of
Delaware, without regard to principles of conflict of laws thereof.

          SECTION 9.  Headings.  The descriptive headings of the sections of
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this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereof as of the day and year first above written.


                                    /s/ E. David Corvese
                                    --------------------
                                    E. David Corvese



                                    /s/ John H. Klein
                                    -----------------
                                    John H. Klein
                                    Address: c/o MIM Corporation
                                          One Blue Hill Plaza
                                          Pearl River, New York  10965

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